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BANK SALES CONTRACT                                               SALES CONTRACT

Between :    G.T. GLOBAL FINANCIAL SERVICES, INC.
              General Distributor of the
              G.T. Global Group of Funds
              50 California Street, 27th Floor
              San Francisco, CA 94111
              (415) 392-6181

and:
              -----------------------------------

              -----------------------------------

              -----------------------------------
                        (the "Bank")
              Date
                    -----------------------------

    As a general distributor of the G.T. Global Group of Funds (the "Funds"), we agree to sell to the Bank's customers, through the Bank as their agent, subject to any limitations imposed by any of the Funds and subject to confirmation by us in each instance, shares issued by the Funds ("Shares"). The Fund shall also include any registered investment company with which we now have or hereafter have signed a principal underwriter's agreement.

    1. The Bank will receive an agency commission, consisting of a portion of the public offering price on all Shares purchased by the Bank as agent for its customers from us, determined on the same basis as the "dealer discount" described in the then current Prospectus and Statement of Additional Information of the Fund, and such other compensation to dealers as may be described in such Procpectus and Statement of Additional Information. The range of current dealer discounts and other compensation may be obtained at any time upon request. On the settlement date of each transaction, the Bank will remit the full purchase price less an amount equal to its agency commission. Remittance of the full purchase price less the Bank's agency commission shall be made to, and received by us within seven (7) business days after acceptance of its order or such shorter time as may be required by law or applicable rules of the National Association of Securities Dealers ("NASD"). If such payment is not received by us within such period, we reserve the right, with prior notice, forthwith to cancel the sale, or, at our option, to sell the shares ordered by the Bank back to the Fund, in which latter case we may hold the Bank responsible for any loss suffered by us or by the Fund resulting from the Bank's failure to make payment aforesaid. On any order sent directly to us by a customer of the Bank, we will remit the Bank's agency commission on such transaction to the Bank.

    2. We reserve the right to cancel this agreement at any time without notice if any Shares shall be offered for sale by the Bank to its customers at less than the then current public offering prices determined by or for the respective Funds.

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    BANK SALES CONTRACT                                          SALES CONTRACT
    Page 2


    3. We will furnish the Bank, without charge and on request, reasonable quantities of the Funds' Prospectuses, shareholder reports and sales material.

    4. We will furnish the Bank on request with public offering prices for the Shares in accordance with the then current Prospectuses of the respective Funds, and the Bank agrees to quote such prices subject to confirmation by us on any Shares offered to the Bank for sale. The Bank's attention is called specifically to the fact that each price is always subject to confirmation, and will be the price next computed after receipt of an order.

    5. Under this agreement the Bank acts as agent for its customers and is not employed by us as broker, agent or employee; the Bank is not authorized to act for us nor to make any representations on our behalf; and in purchasing or selling Shares hereunder the Bank relies only upon the current Prospectus and Statement of Additional Information and upon such written representations as may hereafter be made by us to the Bank over our signature. The Bank also agrees that every effort shall be made by the Bank to place Shares on an investment basis.

    6. The Bank warrants and represents to us that the Bank is a "bank" as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (the "Act"), and that at the time of each transaction in Fund shares under this agreement it shall not be required to register as a broker or dealer under the Act. The Bank shall certify to us from time to time at our request that this warranty and representation continues to be correct. The Bank furthermore agrees to abide by all of the Rules of Fair Practice of the NASD applicable to the sale of investment company shares to its customers including, without limitation, the following provisions:

    (a) The Bank shall not withhold placing customers' orders for any Shares so as to profit itself as a result of such withholding. We shall not purchase any Shares from the Funds except for the purpose of covering purchase orders already received, and the Bank shall not purchase any Shares from us other than as agent for the purpose of covering purchase orders already received from its customers.

    (b) If any Shares purchased by the Bank as agent for its customers are repurchased by the Fund which issued the same or by us for the account of such Fund, or are tendered for redemption, within seven business days after confirmation by us of the original purchase order for such Shares (1) the Bank agrees to forthwith refund to us the full agency commission paid to the Bank on the original sale, such refund to be paid by us to the Fund whose Shares have been so repurchased upon receipt and (2) we shall forthwith pay to such Fund that part of the discount retained by us on the original sale. Notice will be given to the Bank of any such repurchase or redemption within ten days of the date on which the certificate is delivered to us or to such Fund.

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    BANK SALES CONTRACT                                          SALES CONTRACT
    Page 3


    (c) Neither party to this agreement shall purchase any Shares from a record holder at a price lower than the net asset value next computed by or for the issuer thereof. Nothing in this subparagraph shall prevent the Bank from selling Shares for the account of a record holder to us or to the issuer thereof at the net asset value then quoted by or for such issuer and charging the investor a fair commission for handling the transaction.

    7. Either party hereto may cancel this agreement upon ten days' written notice. The Bank will immediately notify us, and terminate this agreement in the event that it becomes excluded from the definition of "bank" under the Act or is otherwise required to register as a broker or dealer under the Act. Furthermore, as a general distributor we reserve the privilege of revising the commission or other compensation referred to herein, which is the basis for determining the Bank's agency commission, upon ten days' written notice, which notice will be deemed given by supplementing or amending the Prospectus or Statement of Additional Information of a Fund.

    8. The customers in question are for all purposes the Bank's customers and not our customers. We shall execute transactions for each of the Bank's customers only upon its authorization it being understood in all cases that (a) the Bank is acting as the agent for the customer; (b) the transactions are without recourse against the Bank by the customer; (c) as between the Bank and the customer, the customer will have full beneficial ownership of the shares; and (d) each transaction is initiated solely upon the order of the customer and not for the Bank's account.

    9. This agreement shall be binding upon receipt by us in San Francisco, California, of a counterpart hereof duly accepted and signed by the agent, and shall be construed in accordance with the laws of California.


Accepted:                              G. T. GLOBAL FINANCIAL
         ---------------------         SERVICES, INC.
         Bank Name

By:                                    By:  /s/ David A. Minella
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     Signature                              David A. Minella, President

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     Print Name and Date